Exhibit 10.4(c)

AMENDMENT TO THE
CORVUS PHARMACEUTICALS, INC.
2014 EQUITY INCENTIVE PLAN

Effective July 24, 2015

This Amendment to the Corvus Pharmaceuticals, Inc. 2014 Equity Incentive Plan (as amended, the “Plan”) is effective as of the date first set forth above, such amendment having been approved by the Board of Directors of Corvus Pharmaceuticals, Inc., a Delaware corporation (the “Company”), on July 24, 2015, and approved by the holders of a majority of the Company’s outstanding shares of voting capital stock on August 26, 2015, in each case in accordance with Section 15 of the Plan.  Capitalized but undefined terms shall have the meanings provided in the Plan.

As of result of the foregoing approvals, the Plan is hereby amended as follows:

1.                                      Section 3 of the Plan is hereby amended and restated in its entirety to read as follows:

“3.                                STOCK SUBJECT TO THE PLAN.  Subject to the provisions of Section 13 hereof, the shares of stock subject to Options or Stock Purchase Rights shall be Common Stock.  Subject to the provisions of Section 13 hereof, the maximum aggregate number of Shares which may be issued upon exercise of such Options or Stock Purchase Rights is 1,452,691.  Shares issued upon exercise of Options or Stock Purchase Rights may be authorized but unissued, or reacquired Common Stock.  If an Option or Stock Purchase Right expires or becomes unexercisable without having been exercised in full, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated).  Shares which are delivered by the Holder or withheld by the Company upon the exercise of an Option or Stock Purchase Right under the Plan, in payment of the exercise price thereof or tax withholding thereon, may again be optioned, granted, or awarded hereunder, subject to the limitations of this Section 3.  If Shares of Restricted Stock are repurchased by the Company at their original purchase price, such Shares shall become available for future grant under the Plan (unless the Plan has terminated).  Notwithstanding the provisions of this Section 3, no Shares may again be optioned, granted, or awarded if such action would cause an Incentive Stock Option to fail to qualify as an Incentive Stock Option under Code Section 422.”

[Signature Page Follows]

The undersigned, being the duly elected and acting Secretary of the Company, hereby certifies that the foregoing amendment was duly approved and adopted by the Board of Directors and the Stockholders of the Company effective as of the date first referenced above.

By:	/s/ Alan C. Mendelson
Alan C. Mendelson, Secretary

Signature Page to Amendment to

Corvus Pharmaceuticals, Inc. 2014 Equity Incentive Plan